UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2012

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 9, 2012, Casella Waste Systems, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (i) elected the four director nominees; (ii) approved, in a non-binding advisory vote, the compensation of the Company’s named executive officers; and (iii) ratified the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2013.

The Company’s stockholders re-elected (i) Emily Nagle Green as a Class II director, to serve until the Company’s 2014 Annual Meeting of Stockholders or until her successor is duly elected and qualified and (ii) John W. Casella, John F. Chapple III and James P. McManus as Class III directors, each to serve until the Company’s 2015 Annual Meeting of Stockholders or until his successor is duly elected and qualified. The terms of office of the following directors continued after the 2012 Annual Meeting: Michael K. Burke, James F. Callahan, Douglas R. Casella, Joseph G., Doody and Gregory B. Peters.

The proposals acted upon at the 2012 Annual Meeting and the voting tabulation for each proposal are set forth below:

Proposal 1:	To elect the following nominees to the Company’s Board of Directors: (i) Ms. Green as a Class II director, to serve for a term ending in 2014 or until her successor has been duly elected and qualified and (ii) Messrs Casella, Chapple and McManus as Class III directors, each to serve for a term ending in 2015 or until his respective successor has been duly elected and qualified.

Nominee	Votes For	Votes Withheld	Non-Votes
Emily Nagle Green	26,508,388	387,438	4,236,283
John W. Casella	26,456,135	439,691	4,236,283
John F. Chapple III	26,307,433	588,393	4,236,283
James P. McManus	26,358,252	537,574	4,236,283

Proposal 2:	To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstaining	Non-Votes
25,983,618	405,105	507,103	4,236,283

Proposal 3:	To ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2013.

Votes For	Votes Against	Votes Abstaining	Non-Votes
31,104,605	21,087	6,417	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casella Waste Systems, Inc.

Date: October 10, 2012	By:	/s/ Edwin D. Johnson
Edwin D. Johnson
Senior Vice President and Chief Financial Officer